UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020
OBLONG, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	001-35376 (Commission File Number)	77-0312442 (IRS Employer Identification No.)

25587 Conifer Road, Suite 105-231 Conifer, Colorado 80433 (Address of principal executive offices, zip code)

(303) 640-3838 (Registrant’s telephone number, including area code)

Glowpoint, Inc. 999 18th Street, Suite 1350S Denver, Colorado 80202 (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OBLG	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 8.01    Other Events.

Oblong, Inc. (the "Company") will be relying on the U.S. Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder dated March 25, 2020 (Release No. 34-88465) (the "Order") to delay the filing of its Annual Report on Form 10-K for the year ended December 31, 2019 (the "Report"), due to circumstances related to COVID-19. In particular, COVID-19 has resulted in travel limitations, limited access to the Company’s facilities and remote work for key personnel involved in preparing the Report, which has adversely impacted our ability to complete the audit and the Report on a timely basis. The Company currently expects to file the Report no later than May 14, 2020 (which is 45 days from the Report’s original filing deadline of March 30, 2020).
In light of the current COVID-19 pandemic, the Company currently expects to include the following risk factors in its Report:
The coronavirus pandemic is an emerging serious threat to health and economic wellbeing affecting our employees, investors, customers, and other business partners.
On March 11, 2020, the World Health Organization announced that infections of the novel Coronavirus (COVID-19) had become pandemic, and on March 13, the U.S. President announced a National Emergency relating to the disease. There is a possibility of continued widespread infection in the United States and abroad, with the potential for catastrophic impact. National, state and local authorities have required or recommended social distancing and imposed or are considering quarantine and isolation measures on large portions of the population, including mandatory business closures. These measures, while intended to protect human life, are expected to have serious adverse impacts on domestic and foreign economies of uncertain severity and duration. The effectiveness of economic stabilization efforts, including government payments to affected citizens and industries, is uncertain. Some economists are predicting the United States will soon enter a recession.
The sweeping nature of the coronavirus pandemic makes it extremely difficult to predict how the Company’s business and operations will be affected in the longer run, but we expect that it may materially affect our business, financial condition and results of operations. The extent to which the coronavirus impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. Moreover, the coronavirus outbreak has begun to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that this coronavirus or any other epidemic harms the global economy generally and/or the markets in which we operate specifically.
Any of the foregoing factors, or other cascading effects of the coronavirus pandemic that are not currently foreseeable, could materially increase our costs, negatively impact our sales and damage the company’s results of operations and its liquidity position, possibly to a significant degree. The duration of any such impacts cannot be predicted.
The impact of any deterioration in the U.S. economy or in the financial condition of our customers, specifically, as a result of the coronavirus outbreak may negatively affect our business.
A deterioration in the U.S. economy or our industry as a result of the coronavirus outbreak could result in a period of substantial turmoil. The impact of this event on our business and the severity of an economic crisis is uncertain. It is likely that a crisis (such as the coronavirus outbreak) in the U.S. economy could adversely affect our business, our current and potential customers, our vendors and prospects as well as our liquidity and financial condition. Further, our current and potential customers will likely be required to allocate resources and adjust budgets to accommodate potential contingencies related to the effects of the coronavirus and measures required to be put in place to prevent and contain contamination of the virus. These uncertainties may result in such customers delaying budget expenditures or re-allocating resources, which would result in a decrease in orders from these customers. Any such decrease in orders from these customers could cause a material adverse effect on our operations and financial results and our ability to generate positive cash flows. Further, our current service offerings and our future growth may be minimized to a point that would be detrimental to our business development activities. These events would be detrimental to our business prospects and result in material negative changes to our operations and financial position.
The Centers for Disease Control and Prevention has stated a risk exists of a pandemic in the United States, which would mean that the current methods in place to control of the spread of the virus have been ineffective. In such a situation, the effect on the economy and on the public may be severe. There are no comparable recent events which may provide guidance as to the effect of the spread of coronavirus and a potential pandemic, and, as a result, there is considerable uncertainty of its potential effect on our business and results of operations.
Our business activities will require additional financing that might not be obtainable on acceptable terms, if at all, given the coronavirus outbreak and resulting economic conditions. The failure to obtain such financing will likely have a material adverse effect on our financial condition, liquidity and ability to operate going forward.
Our capital requirements in the future will continue to depend on numerous factors, including the timing and amount of revenue, customer renewal rates and the timing of collection of outstanding accounts receivable, in each case particularly as it relates to our major customers, the expense to deliver services, expense for sales and marketing, expense for research and development, capital expenditures, the cost involved in protecting intellectual property rights, and debt service obligations under the Loan Agreement with Silicon Valley Bank. While the acquisition of Oblong Industries, Inc. on October 1, 2019 (the "Merger") does provide additional revenues to the Company, the cost to further develop and commercialize Oblong Industries’ product offerings is expected to exceed its revenues for the foreseeable future. We expect to achieve certain revenue and cost synergies in connection with the Merger and also expect to reduce Oblong Industries’ operating expenses in the future as compared to its annualized operating expenses for the nine months ended September 30, 2019. We also expect to continue to invest in product development and sales and marketing expenses with the goal of growing Oblong revenue in the future. The Company believes that, based on the combined organization’s current projection of revenue, expenses, capital expenditures, debt service obligations, and cash flows, absent additional financing it will not have sufficient resources to fund its operations for the next twelve months following the filing of this Report. We believe additional capital will be required to fund operations and provide growth capital including investments in technology, product development and sales and marketing. To access capital to fund operations or provide growth capital, we will need to raise capital in one or more debt and/or equity offerings. However, given the economic effect of the recent coronavirus outbreak there can be no assurance that we will be successful in raising necessary capital or that any such offering will be on terms acceptable to the Company. If we are unable to raise additional capital that may be needed on terms acceptable to us, it could have a material adverse effect on the Company. Failure to obtain financing, or obtaining financing on unfavorable terms, could result in a decrease in our stock price, would have a material adverse effect on future operating prospects, and could require us to significantly reduce operations.
A material disruption in our workplace as a result of the coronavirus could affect our ability to carry on our business operations in the ordinary course and may require additional cost and effort should our employees continue to not be able to be physically on-premises.
While many of our employees work remotely in the ordinary course, other employees work from our offices. Should we continue to experience periods where it is not prudent for some or all of these employees to be physically present on-site, we may not have the benefit of the time and skills of such employees or we may be required to adjust our current business operations and processes to permit some or all of such employees to work remotely in order to avoid the potential spread of the virus. In addition, for a currently indeterminate amount of time we may be forced to continue to suspend all non-essential travel for our employees and discourage employee attendance at industry events and in-person work-related meetings. We can offer no assurances that these adjustments would not cause material disruptions to our daily operations or require us to expend our time, energy and resources to make necessary adjustments, and they therefore may result in a material adverse effect on our sales, research and development and other critical areas of our business model. Also, it may continue to hamper our efforts to comply with our filing obligations with the Securities and Exchange Commission.
Our common stock may experience volatility in trading or loss in value as a result of the effects of the coronavirus on the U.S. and global economies.

Uncertainties surrounding the effects of the coronavirus on the United States and global economies has resulted in an increase in volatility and violent drops in the value of publicly traded securities, including the trading in our common stock. We can offer no assurances that these effects are temporary or that any losses that are incurred as a result of these uncertainties will be regained if and when this crisis has passed. As a result, the value of our stock remains subject to such volatility and potential loss of market value.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OBLONG, INC.

Date: March 30, 2020                        By:    /s/ Peter Holst
Name: Peter Holst
Title: President & CEO